Exhibit 10.1

RLI CORP.
2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated, Effective May 7, 2020)

1.Purpose. The purpose of the RLI Corp. 2015 Long-Term Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors. No further awards shall be made under the Company’s Omnibus Stock Plan or the 2010 Long-Term Incentive Plan after the Effective Date of this Plan. The Company amended the Plan, effective August 14, 2019 to revise the definition of “Disabled” or “Disability” with respect to a member of the Board of Directors, and further amended the Plan, effective May 7, 2020, to revise the method for determining eligibility for “Retirement” and to eliminate obsolete provisions relating to Code Section 162(m).
2.Definitions, Gender and Number.
2.1.Definitions. The capitalized terms used elsewhere in the Plan have the meanings set forth below.
a.“Affiliate” means any entity that is an “eligible issuer” of Company Stock within the meaning of Code Section 409A.
b.“Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.
c.“Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights or Performance Units.
d.“Board” means the Board of Directors of the Company.
e.“Cause” means the Participant’s: (i) failure to comply with any material policies and procedures of the Company or Affiliate; (ii) conduct reflecting dishonesty or disloyalty to the Company or Affiliate, or which may have a negative impact on the reputation of the Company or Affiliate; (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (iv) failure to perform the material duties of his or her employment; (v) excessive absenteeism; (vi) unethical behavior; or (vii) violation of a material policy of the Company. If a Participant’s employment is terminated for “Cause,” the date on which the Participant’s employment is considered to be terminated, for purposes hereof, shall be the time at which such Participant is instructed or notified to cease performing job responsibilities for the Company or any Affiliate, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.
f.“Change in Control” shall mean and include each of the following:

i.The date any “Person,” within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company or any subsidiary of the Company or (C) any entity of the Company for or pursuant to the terms of any such plan.

Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred; or

ii.The date the Company consummates a merger or consolidation with another entity, or engages in a reorganization with or a statutory share exchange or an exchange offer for the Company’s outstanding voting stock of any class with another entity or acquires another entity by means of a statutory share exchange or an exchange offer, or engages in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:
(A)the stockholders of the Company immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Company immediately prior to such consummation
(I)	be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the board of directors or other governing body of the resulting or acquiring entity; and
(II)	be the Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or
(B)those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.
iii.The date of the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person (as defined in paragraph (i) above) other than an Affiliate; or

iv.The date the number of duly elected and qualified directors of the Company who were not either elected by the Company’s Board or nominated by the Board or its nominating/governance committee for election by the shareholders shall constitute a majority of the total number of directors of the Company as fixed by its Bylaws.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in paragraph (i), (ii), (iii) or (iv) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

g.“Committee” means the Executive Resources Committee of the Board, or any other committee of the Board comprised solely of two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3.
h.“Company” means RLI Corp., an Illinois corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
i.“Disabled” or “Disability,” with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates (or in the case of a Director, would have satisfied the requirements of the Company-sponsored long-term disability plan had the Director participated) without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits. In addition, if Disability  constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Code Section 409A, the disability described in the preceding sentences of this Section 2(i) must be a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.
j.“Dividend Equivalent” means an amount equal to the amount of the dividends that would be paid on the number of Shares subject to an Award (but not an Option or Stock Appreciation Right) if such Shares were issued and outstanding. Dividend Equivalents earned with respect to an Award shall become earned, vested and payable only if and to the extent the underlying Award becomes earned, vested and payable.
k.“Effective Date” means the date specified in Section 12.
l.“Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
m.“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

n.“Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as in force and in effect from time to time or any successor regulation.
o.“Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:
i.the closing sale price of a Share on such date, or on the next business day, if such date is not a business day, as reflected on the NYSE or any other national securities exchange registered under the Exchange Act on which the Shares are traded, or
ii.if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the over-the-counter market or any other quotation system then in use, or
iii.if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

p.“Full Value Award” means an Award in the form of Restricted Stock, Restricted Stock Units or Performance Units.
q.“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.
r.“Good Reason” means any of the following conditions arising without the consent of the Participant: (i) a material diminution in base salary or in the opportunity for any bonus or incentive compensation; (ii) a material diminution in the Participant’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to an officer or employee instead of directly to the Board; (iv) a material diminution in the budget over which the Participant retains authority; (v) a material change in the geographic location at which the Participant must perform services; or (vi) any action or inaction that results in a material breach in the terms of an applicable employment agreement. A termination will only be considered to have been made for Good Reason if the Participant provides notice of the existence of such condition to the Company or any successor employer within 90 days of the existence of such condition.
s.“Insider,” as of a particular date, means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.
t.“Option” means a right to purchase Stock. Only options that are non-statutory options (i.e. options that do not qualify for special tax treatment under Code Section 422) may be issued under the Plan.

u.“Outside Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision.
v.“Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.
w.“Performance Cycle” means the period of time specified in an Agreement over which Performance Units are to be earned.
x.“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. “Performance Unit” means an Award made pursuant to Plan Section 11.
y.“Plan” means this RLI Corp. 2015 Long-Term Incentive Plan, as may be amended and in effect from time to time.
z.“Qualifying Termination” means an involuntary Separation from Service or Separation from Service for Good Reason that occurs within 2 years following a Change in Control. In addition, if the Participant’s Separation from Service occurs prior to a Change in Control and it is determined that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effectuates a Change in Control or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, for purposes of this definition, the date of a Change in Control with respect to the Participant shall mean the date immediately prior to the date of Participant’s Termination of Employment.
aa.“Restricted Stock” means an Award of Stock granted under Plan Section 7 so long as such Stock remains subject to the restrictions described in Section 7 or the Agreement.
bb.“Restricted Stock Unit” means the right to receive a Share in the future granted under Section 8 of the Plan provided that the requisite restrictions and conditions for payment of the Share are satisfied, as set forth in the Agreement.
cc.“Retirement” or “Retires” means a Participant’s Separation from Service on or after the date when the Participant’s age plus years of service equal at least 75. For this purpose, (i) a Participant’s age shall be measured in whole and partial years (with partial years measured in days) as of the date of the Participant’s Separation from Service and (ii) a Participant’s years of service shall be based only on the Participant’s actual service with the Company (and not with any other employer that may be acquired by the Company with respect to service prior to the acquisition, except as otherwise provided by the Company in writing) and shall be calculated based on the number of whole and partial years of employment (with partial years measured in days) that the Participant has completed from the date of the Participant’s initial employment with the Company through the date of the Participant’s Separation from Service. Notwithstanding the foregoing, the Committee may specify, in its discretion, in a written Award Agreement, policy or guideline that a Participant will be considered to have had a “Retirement” if the Participant satisfies the terms of a non-competition covenant or under such other terms and conditions as specified by the Committee in its discretion.
dd.“Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

ee.“Separation from Service,” of a Participant,” has the meaning set forth in Code Section 409A(a)(2)(A)(i).
ff.“Share” means a share of Stock.
gg.“Stock” means the common stock, par value $1.00 per share, of the Company.
hh.“Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.
ii.“Term” means the period during which an Option Award or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock, Restricted Stock Units or any other Award are in effect.
2.2.Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.Administration and Indemnification
3.1.Administration
a.The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.
b.To the extent within its sole discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.
c.It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.
d.The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2.Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4.Shares Available Under the Plan; Other Plan Maximums
4.1.Share Counting Rules
a.The number of Shares available for distribution under the Plan shall not exceed 4,000,000 (subject to adjustment pursuant to Plan Section 16).
b.Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan.
c.Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares shall be available for further Awards.
d.For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:
i.each Share that is subject to a Full Value Award shall be counted as 2.5 Shares;
ii.each Option Award shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;
iii.each Stock Appreciation Right shall be deemed to be equivalent to the gross number of Shares with respect to which the Stock Appreciation Right may be exercised;
iv.an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;
v.where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award;
vi.where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and

vii.the following Shares shall not again be made available for issuance as Awards under the Plan: (A) Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan; (B) any Shares withheld by the Company or tendered by a Participant to satisfy the tax withholding obligations related to any Award under the Plan; (C) Shares not issued or delivered as a result of the net settlement of an outstanding Award; and (D) Shares purchased on the open market with any cash proceeds from the exercise of Stock Options.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

e.No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.
4.2.Other Plan Maximums
a.The maximum number of Shares that may be awarded to a Participant in any fiscal year in the form of Options is 500,000 and the maximum number of Shares that may be awarded to a Participant in any fiscal year in the form of Stock Appreciation Rights is 500,000.
b.The maximum number of Shares that may be awarded to a Participant in any fiscal year in the form of a Full Value Awards is 250,000.
c.Notwithstanding anything in (a) and (b), above, to the contrary, the maximum number of Shares that may be awarded to a Participant who is an Outside Director in any fiscal year is 30,000.
5.Eligibility. Participation in the Plan shall be limited to Employees and to certain other individuals or entities who are not Employees but who provide services to the Company or an Affiliate, such as services provided in the capacity of a director. The granting of Awards is solely at the discretion of the Committee. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services as a director.
6.General Terms of Awards
6.1.Amount and Conditions of Award. Each Agreement shall set forth the Participant’s number of Shares of Restricted Stock, Restricted Stock Units, and Performance Units subject to the Agreement, or the number of Shares to which the Option Award subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on Options or Stock Appreciation Rights becoming exercisable.
6.2.Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or the Performance Cycle for the Performance Units, as the case may be. The maximum Term for Options and Stock Appreciation Rights shall be ten years.
6.3.Vesting. All time-vested Awards under the Plan shall have a minimum vesting period of at least one year; provided, however, that Awards may provide for acceleration of vesting upon such terms and conditions as shall be set forth in the Agreement, which may include acceleration of vesting in the event of the Participant’s death, Disability or Retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.6; and provided further that for purposes of this Section 6.3

Awards granted to Outside Directors shall be deemed to have a vesting period of one year if they vest on the date of the annual meeting scheduled for the following year, even if such annual meeting occurs earlier than one year after the date of grant.
6.4.Transferability. Except as set forth in this Section 6.4 or as may be required by law or court order, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights or Performance Units may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a beneficiary in the event of a Participant’s death. Any attempted transfer in violation of this Section 6.4 shall be void and of no effect.

Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Company, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer; and (iv) be permitted under applicable law, including Code Section 409A. For purposes of this subsection, Permitted Transferee shall mean: with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

6.5.Rights as Shareholder. Subject to Section 7.4, each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.
7.Restricted Stock Awards
7.1.Nature of Award. An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.
7.2.Restrictions on Stock Certificate. Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.
7.3.Terms and Conditions of Award. The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a beneficiary.
7.4.Rights of a Shareholder. Unless otherwise provided in the Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock; provided that any such dividends shall be subject to the same vesting and other conditions that apply to the Shares of Restricted Stock to which they relate.

7.5.Separation from Service. A Participant must satisfy all of the terms and conditions of a Restricted Stock Award in order for the restrictions on the Shares subject to the Award to lapse. If a Participant Separates from Service before satisfaction of these terms and conditions, the Participant will immediately forfeit the Award. However, unless otherwise provided in the Agreement, if a Participant has a Separation from Service during the Term of a Restricted Stock Award because of the Participant’s death or Disability all restrictions shall lapse with respect to a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the Term of the Award prior to the Participant’s Separation from Service. The Agreement may provide for other circumstances, including, but without limitation, the Participant’s Retirement, under which the Participant may receive a prorated Award. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentences or under the Agreement shall terminate at the date of the Participant’s Separation from Service and such Shares of Restricted Stock shall be forfeited to the Company.
8.Restricted Stock Unit Awards
8.1.Nature of Award. An Award of Restricted Stock Units shall consist of the right to receive Shares in the future provided that certain restrictions or conditions are satisfied. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.
8.2.Terms and Conditions of Award. The Agreement shall describe the terms and conditions required to be satisfied in order for the Participant to be entitled to payment of the Shares subject to the Award.
8.3.No Rights of a Shareholder. Shares shall not be issued to the Participant until and unless the restrictions and conditions described in Section 8.2 are satisfied, or at such later date as may be provided in the Agreement or other document. The Agreement shall specify whether the holder of a Restricted Stock Unit Award shall be entitled to receive Dividend Equivalents with respect to the number of Shares subject to such Award. Any Dividend Equivalents credited with respect to Restricted Stock Units shall be subject to the same vesting and other conditions that apply to the Restricted Stock Units to which they relate. Prior to the settlement of a Restricted Stock Unit Award, the Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to such Award.
8.4.Separation from Service. A Participant must satisfy all of the terms and conditions of a Restricted Stock Unit Award in order to be entitled to receive the Shares subject to the Award. If a Participant Separates from Service before satisfaction of these terms and conditions, the Participant will immediately forfeit the Award. However, unless otherwise provided in the Agreement, if a Participant has a Separation from Service during the Term of a Restricted Stock Unit Award because of the Participant’s death or Disability all restrictions shall lapse with respect to a number of Shares under the Award that has been prorated for the portion of the Term of the Award prior to the Participant’s Separation from Service. The Agreement may provide for other circumstances, including, but without limitation, the Participant’s Retirement, under which the Participant may receive a prorated Award. Any Restricted Stock Units as to which restrictions do not lapse under the preceding sentences or under the Agreement shall terminate at the date of the Participant’s Separation from Service and such Restricted Stock Units shall be forfeited to the Company.
8.5.Cash Distributions. The Committee, in its discretion, may elect to settle Restricted Stock Units in the form of cash rather than Shares.
9.Stock Options
9.1.Terms of All Options
a.All Option Awards shall be granted pursuant to an Agreement. The purchase price of each Share subject to an Option Award shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option Award is granted (except as provided in Plan Section 16).
b.The purchase price of the Shares with respect to which Options are exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law and as may be permitted by the Committee, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares, or exercise the Option Award in a “net exercise,” by which the number of Shares subject to the Option Award that would otherwise have been distributed to the Participant is reduced by the aggregate purchase price of the Shares being exercised divided by the then Fair Market Value of a Share. “Net exercise” may also be used in conjunction with a reduction in the number of shares subject to the Option Award to meet tax withholding obligations, as provided in Section 14. The purchase price may also be payable in cash or by delivery or tender of Shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option Award is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Notwithstanding anything in this Section 9.1(b) to the contrary, a Participant exercising an Option Award shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.
c.Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option Award be exercisable at any time after the expiration of its Term. When an Option Award is no longer exercisable, it shall be deemed to have lapsed or terminated.
d.Upon receipt of notice of exercise, the Committee may elect to pay cash in lieu of delivering the Shares for which an Option Award is being exercised by paying the Participant an amount equal to the excess of the Fair Market Value of the Shares over the aggregate purchase price for the Shares for which the Option Award is being exercised on the effective date of such exercise.
e.No Participant shall be entitled to receive Dividend Equivalents with respect to the number of Shares subject to an outstanding Option.
9.2.Separation from Service. Unless otherwise provided in the Agreement:
a.If a Participant has a Separation from Service because of the Participant’s death, then any Option Award that has not expired or been terminated shall become exercisable in full and may be exercised by the Participant’s beneficiary at any time, or from time to time, within one year after the date of the Participant’s death.
b.If a Participant has a Separation from Service due to Disability, then any Option Award that has not expired or been terminated shall become exercisable in full, and the Participant or the Participant’s beneficiary may exercise such Option Award at any time, or from time to time, within three years after the Participant’s Separation from Service.
c.If a Participant Retires, then any Option Award that has not expired or been terminated shall remain exercisable for three years after the Participant’s Separation from Service, but, unless otherwise provided in the Agreement, only to the extent that such Option Award was exercisable immediately prior to such Participant’s Separation from Service.

d.If a Participant has a Separation from Service (that is not a Qualifying Termination) for any reason other than death, Retirement or other than following his or her Disability, then any Option Award that has not expired or been terminated shall, unless the Committee shall otherwise provide in the Agreement, remain exercisable for three months after Separation from Service, but only to the extent that such Option Award was exercisable immediately prior to the Separation from Service.
e.Notwithstanding Sections 9.2 (d) and unless otherwise provided in the Agreement, if the Participant experiences a Qualifying Termination, the Option Award shall remain exercisable until the expiration of the Term.
f.Notwithstanding Sections 9.2(a)-(e) and unless otherwise provided in the Agreement, if the Participant is an Outside Director, the Option Award shall remain exercisable until the expiration of the Term, even after the director’s termination of services as a director, but only to the extent that such Option Award was exercisable immediately prior to such Outside Director ceasing to be a director.
g.Notwithstanding the Plan Section 9.2 (a)-(f), in no event shall an Option Award be exercisable if the Participant’s employment (or service as a director) is terminated due to “Cause.”
10.Stock Appreciation Rights
10.1.Nature of Award. An Award of a Stock Appreciation Right shall entitle the Participant (or a beneficiary), subject to terms and conditions determined by the Committee to receive upon exercise of the Stock Appreciation Right, all or a portion of the excess of the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. No Participant shall be entitled to receive Dividend Equivalents with respect to the number of Shares subject to an outstanding Stock Appreciation Right.
10.2.Connection with Other Awards. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option Award or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option Award with which it is connected and vice versa.
10.3.Terms of Award. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.
10.4.Payment. Upon exercise of a Stock Appreciation Right, payment to the Participant or a beneficiary shall be made in a lump sum. Payment shall be made in the form of Shares. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment may be made.
10.5.Separation from Service. Unless otherwise provided in the Agreement:
a.If a Participant has a Separation from Service because of the Participant’s death, then any Stock Appreciation Right that has not expired or been terminated shall become exercisable in full and may be exercised by the Participant’s beneficiary at any time, or from time to time, within one year after the date of the Participant’s death.

b.If a Participant has a Separation from Service due to Disability, then any Stock Appreciation Right that has not expired or been terminated shall become exercisable in full, and the Participant or the Participant’s beneficiary may exercise such Stock Appreciation Right at any time, or from time to time, within three years after the Participant’s Separation from Service.
c.If a Participant Retires, then any Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three years after the Participant’s Separation from Service, but, unless otherwise provided in the Agreement, only to the extent that such Stock Appreciation Right was exercisable immediately prior to such Participant’s Separation from Service.
d.If a Participant has a Separation from Service (that is not a Qualifying Termination) for any reason other than death or other than following his or her Disability or Retirement, then any Stock Appreciation Right that has not expired or been terminated shall, unless the Committee shall otherwise provide in the Agreement, remain exercisable for three months after Separation from Service, but only to the extent that such Stock Appreciation Right was exercisable immediately prior to the Separation from Service.
e.Notwithstanding Sections 10.2 (d) and unless otherwise provided in the Agreement, if the Participant experiences a Qualifying Termination, the Option Award shall remain exercisable until the expiration of the Term.
f.Notwithstanding Sections 10.5(a)-(e), and unless otherwise provided in the Agreement, if the Participant is an Outside Director, the Stock Appreciation Right shall remain exercisable until the expiration of the Term even after such Outside Director ceases to be a director of the Company, but only to the extent that such Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.
g.Notwithstanding Sections 10.5(a)-(f), in no event shall a Stock Appreciation Right be exercisable if the Participant’s employment (or service as a director) is terminated due to “Cause.”
11.Performance Units
11.1.Nature of Award. An Award of Performance Units shall consist of the right to receive cash or Shares in the future provided that certain Performance Goals are satisfied during a Performance Cycle.
11.2.Terms and Conditions of Award. The Agreement shall describe the terms and conditions required to be satisfied in order for the Participant to be entitled to payment of the Shares subject to the Award, including the Performance Goals (and their target levels) to be satisfied as a condition of receiving the Award. The Agreement shall also describe when delivery of the Shares or cash subject to the Performance Units will occur should the Performance Goals be attained.
11.3.Determination of Award. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which (a) Performance Goals have been attained, and (b) the number of Shares or cash payable with respect to the Award.
11.4.No Rights of a Shareholder. Shares shall not be issued to the Participant until provided in the Agreement (or other document deferring receipt of the Shares, as may be permitted by the Committee). The Agreement shall specify whether the holder of a Performance Unit Award shall be entitled to receive Dividend Equivalents with respect to the number of Shares subject to such Award. Any Dividend Equivalents credited with respect to Performance Units shall be subject to the same vesting and other conditions that apply to the Performance Units to which they relate. Prior to the settlement of a

Performance Unit Award, the Participant shall have no rights as a shareholder of the Company with respect to the Shares subject to such Award.
11.5.Separation from Service. A Participant must satisfy all of the terms and conditions of a Performance Unit Award in order to be entitled to receive the Shares subject to the Award. If a Participant Separates from Service before satisfaction of these terms and conditions, the Participant will immediately forfeit the Award. However, unless otherwise provided in the Agreement, if a Participant has a Separation from Service during the Performance Cycle because of the Participant’s death or Disability all restrictions shall lapse with respect to a number of Shares under the Award that has been prorated for the portion of the Term of the Award prior to the Participant’s Separation from Service. The Agreement may provide for other circumstances, including, but without limitation, the Participant’s Retirement, under which the Participant may receive a prorated Award. Any Performance Units as to which restrictions do not lapse under the preceding sentences or under the Agreement shall terminate at the date of the Participant’s Separation from Service and such Performance Units shall be forfeited to the Company.
11.6.Adjustments to Awards. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a change in the accounting practices of the Company; a change in the Participant’s title or employment responsibilities; the Participant’s death, Disability or Retirement; or, with respect to payments in Shares, an event specified in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.
12.Effective Date and Duration of the Plan
a.Effective Date. The Plan became effective as of May 7, 2015.
b.Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or May 7, 2025 (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.
c.Notwithstanding anything to the contrary herein, each Award granted under the Plan or subject to a written binding contract on or before November 2, 2017 shall be subject to the Plan as in effect as of the date on which such Award was granted, and it is intended that each such Award will continue to be subject to Code Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act.
13.Plan Does Not Affect Employment Status
a.Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.
b.Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without Cause.
14.Tax Withholding. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may, in its discretion, require that the individual cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws; provided, however, that in the case of Share withholding the amount withheld may not exceed the amount determined by applying the maximum individual statutory tax rate in the Participant’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of Shares so withheld to a lesser number if necessary, in the judgment of the Committee, to avoid adverse accounting consequences or for administrative convenience.
15.Amendment, Modification and Termination of the Plan
15.1.In General. The Board may at any time and from time to time amend, suspend or terminate the Plan. Except as limited in Section 15.2 below, the Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law.
15.2.Exceptions. No amendment, suspension or termination of the Plan will materially and adversely affect any right acquired by any Participant or beneficiary under an Award granted before the date of amendment, suspension or termination, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for the changes described in Plan Sections 11.6 or 16 does not adversely affect these rights.
16.Adjustment for Changes in Capitalization. In connection with a (i) Fundamental Change, (ii) recapitalization, (iii) reclassification, (iv) cash or stock dividend or other distribution (other than ordinary cash dividends), (v) stock split, (vi) stock combination, (vii) stock exchange, or (viii) any other similar corporate transaction (individually and collectively, the “Event”)—which would otherwise impact or affect (a) the aggregate number or type of Shares available for Awards under the Plan, including any adjustment in the manner in which the maximum number of Shares or types of Awards available under the Plan are determined and counted; (b) the maximum number of Shares permitted to be issued to an individual Participant in any fiscal year; (c) the number or type of Shares and amount of cash subject to outstanding Awards; (d) the grant, exercise price or value of outstanding Awards; and/or (e) the terms and conditions of any outstanding Award (including, without limitation, any applicable performance targets or criteria with respect to any Performance Units) — the Committee shall make such adjustments in Awards as it deems equitable and appropriate, in its sole discretion, to reflect such Event. In making any such adjustments, the Committee shall round fractional Shares to the nearest whole Share.
17.Change in Control. In the event of a Change in Control, the Committee shall take one of the actions described in Sections 17.1 or 17.2.
17.1.Substitution. If the Change in Control is a merger, consolidation or statutory share exchange, make appropriate provision for the replacement of the outstanding Awards by the substitution of equity-based awards of the corporation surviving any merger or consolidation with substantially similar terms and conditions (or, if appropriate, equity-based awards of the parent corporation of the Company or such surviving corporation), provided such equity-based awards preserve the full economic value of the outstanding Awards (to the extent permitted under Code Section 409A, or, if applicable, the stock rights exemption from Code Section 409A) and provide for full vesting of the Award in the event the Participant experiences a Qualifying Termination.
17.2.Acceleration of Vesting and Payment of Awards.
a.Options and Stock Appreciation Rights. In the case of Awards of Options and Stock Appreciation Rights, at least ten days before the occurrence of the Change in Control, declare, and provide written notice to each holder of the Option Award or Stock Appreciation Right of the declaration that each outstanding Option Award and Stock Appreciation Right, whether or not then exercisable, shall be cancelled at the time of, or immediately before the occurrence of, the Change in Control in exchange for payment to each holder of an Option Award or Stock Appreciation Right, within ten (10) days after the Change in Control of cash equal to (a) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value per Share exceeds the purchase price per Share covered by such Option, or (b) for each Stock Appreciation Right, the price determined pursuant to Section 10. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option Award shall immediately become exercisable in full and each person holding an Option Award or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option Award or Stock Appreciation Right, to exercise the Option Award as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 17.2(a), each outstanding Option Award and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Change in Control shall be cancelled at the time of, or immediately before, the Change in Control, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option Award or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17.2(a) if such Option Award or Stock Appreciation Right shall have terminated, expired or been cancelled.
b.Full Value Awards. In the case of Full Value Awards that are time-based vested, provide for either full vesting or pro-rated vesting (based on the number of months that have expired since the Award was granted) and payout of cash or Shares under the Award; and in the case of Full Value Awards that are performance-based, provide for full vesting and payout of cash or Shares based on the assumption that the performance goal(s) for the Award were met at target.
18.Forfeitures and Clawback
18.1.Forfeiture. An Agreement may provide that if a Participant has received or been entitled to delivery of Shares pursuant to an Award within six months before the Participant’s Separation from Service with the Company, the Committee, in its sole discretion, may require the Participant to return or forfeit the Shares or cash received with respect to the Award (or its economic value as of: (a) the date of the exercise of Options or Stock Appreciation Rights, (b) the date of, and immediately following, the lapse of restrictions on Restricted Stock, Restricted Stock Units, or the receipt of Shares without restrictions, or (c) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be), in the event of certain occurrences specified in the Agreement. The Committee’s right to require forfeiture must be exercised within any period required by law. The occurrences may, but need not, include termination for “Cause,” competition with the Company, unauthorized disclosure of material proprietary information of the Company, a violation of applicable business ethics policies of the Company, a violations of applicable law, or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.
18.2.Required Clawback. The Company reserves the right to require a Participant to forfeit or return to the Company any cash or Shares received under an Award under the Plan to the extent required by law, under any applicable exchange listing standard or under any applicable policy adopted by the Company that is designed to meet any legal obligations or obligations under any applicable exchange listing standard.
19.Beneficiary Upon Death. In the event that any interest in Stock is or becomes distributable under the Plan at the time of the Participant’s death, such interest shall be distributed to the beneficiary or beneficiaries designated by the Participant. Such interest shall be distributed according to the terms of the Plan and the Agreement. In order for a beneficiary designation to be valid for purposes of the Plan, it must be completed and filed with the Company according to the rules established by the Company. If the Participant has not completed a beneficiary designation, or all such beneficiaries have predeceased the Participant, then any amount that becomes payable under the Plan by reason of the Participant’s death shall be paid to the Participant’s estate. If there is any question as to the legal right of any person to receive a distribution under the Plan by reason of the Participant’s death, the amount in question may, at the discretion of the Committee, be paid to the Participant’s estate, in which event the Company shall have no further liability or responsibility to anyone with respect to such amount. This Section 19 shall apply to all Awards granted under the Plan.
20.Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
21.Unfunded Plan. Except with respect to Awards of Restricted Stock, the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and a Participant or beneficiary. Except with respect to Awards of Restricted Stock, to the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
22.Limits of Liability
a.Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
b.Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
23.Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
24.Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.
25.Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
26.Requirements of Law
a.To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of

Illinois without regard to its conflicts-of-law principles and shall be construed accordingly.
b.If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
27.Repricing; Shareholder Approval. Except as provided in Plan Section 16, neither the Board nor any committee thereof shall cause the Company to take any of the following actions without receiving the prior approval of the shareholders of the Company:
a.adjusting or amending the exercise price of any outstanding Award, whether through amendment, replacement grant, exchange or other means;
b.providing for the cancellation of an Option Award in exchange for cash or another Award when the Option’s exercise price per Share exceeds the Fair Market Value of a Share; or
c.providing for the cancellation of a Stock Appreciation Right in exchange for cash or another Award when the Stock Appreciation Right’s base price per Share exceeds the Fair Market Value of a Share.
28.Compliance with Code Section 409A. Any benefit under the Plan that is or becomes subject to Code Section 409A is intended to comply with the requirements of Code Section 409A, and the benefit will be administered, and any Plan term governing such benefit will be interpreted, accordingly. Notwithstanding any other provision in the Plan or any Agreement to the contrary, if at the time of the Participant’s Separation from Service, the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), distributions made on account of the Participant’s Separation from Service that are subject to Code Section 409A may not be made before the date that is six months after Participant’s Separation from Service. In such instance, and notwithstanding the payment terms under an individual Agreement, distributions will commence on the first day of the seventh month following the Separation from Service and the first monthly distribution shall include the aggregate payments (if any) that were delayed pursuant to this paragraph. For purposes of this Plan, any series of installment payments to which a Participant may be entitled under any Award subject to 409A shall be treated as a right to a series of separate payments under Section 409A.

Date: May 7, 2020	RLI CORP.

By /s/ Jonathan E. Michael
Chief Executive Officer